Exhibit 99

Snap-on Announces Second Quarter 2026 Results

Sales of $1,235.1 million up 4.7% from Q2 2025, organic sales up 3.0%;
Gross margin of 51.4% compares to 50.5% a year ago;
Diluted EPS of $4.96 for the quarter compares to $4.72 last year

KENOSHA, Wis. — July 23, 2026 — Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2026.
•Net sales of $1,235.1 million in the second quarter of 2026 represented an increase of $55.7 million, or 4.7%, from 2025 levels, reflecting a $35.5 million, or 3.0%, organic sales gain, $11.5 million of acquisition-related sales, and $8.7 million of favorable foreign currency translation.
•Operating earnings before financial services for the quarter of $268.9 million compared to $259.1 million last year. As a percentage of net sales, operating earnings before financial services were 21.8% compared to 22.0% in 2025.
•Financial services revenue in the quarter of $99.7 million compared to $101.7 million in 2025; financial services operating earnings of $67.5 million compared to $68.2 million last year.
•Consolidated operating earnings for the quarter of $336.4 million compared to $327.3 million in 2025. As a percentage of revenues (net sales plus financial services revenue), consolidated operating earnings were 25.2% in the second quarter compared to 25.5% last year.
•The second quarter effective income tax rate was 21.9% in 2026 and 22.5% in 2025.
•Net earnings in the quarter of $260.6 million, or $4.96 per diluted share, compared to net earnings of $250.3 million, or $4.72 per diluted share, a year ago.
See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.
“Our performance was again encouraging, demonstrating the broad resilience of our markets, the substantial power of our business models, and the considerable advantages we hold in product, brand and people, driving ongoing overall momentum in sales and earnings and achieving improved gross margins, overcoming an environment of significantly increasing turbulence,” said Nick Pinchuk, Snap‑on chairman and chief executive officer. “In the period, the continuing sales growth in the U.S. Tools Group, the gains in our Asia Pacific and European-based hand tools operations, and our rise in the critical industries, all confirm the diverse and abundant opportunities available along our runways for growth. In that regard, during the quarter, we completed the acquisitions of Hi-Force Hydraulic Tools to further our offerings in the robust torque arena and Diesel Laptops to add capabilities in diagnostics, repair information and digital solutions for the commercial truck and off-highway vehicle markets. We believe that with these recent pursuits to extend in critical industries and expand with repair shop owners and managers, along with our focused efforts to enhance the franchise van channel, we are well positioned to move forward on a positive
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trajectory. We’ll keep investing in our already decisive strengths and we’ll remain committed to our Snap-on Value Creation Processes to maintain capacity for advancement in a variety of conditions. Finally, the success of our enterprise is rooted in the deep experience, distinctive proficiency, and the relentless commitment of Snap-on people…unique characteristics that enable and ensure our enduring progress. As such, I want to thank both our franchisees and associates for their valuable contributions, for their steadfast dedication to our team, and for their unwavering belief in our days and years to come.”
Segment Results
Commercial & Industrial Group segment sales of $395.8 million in the quarter compared to $347.8 million last year, reflecting a $38.7 million, or 11.0%, organic gain, $6.8 million of acquisition-related sales, and $2.5 million of favorable foreign currency translation. The organic increase includes higher sales in each of the segment’s operations.
Operating earnings of $66.5 million in the period compared to $46.9 million in 2025. The operating margin (operating earnings as a percentage of segment sales) of 16.8% improved 330 basis points from 13.5% last year.
Snap-on Tools Group segment sales of $508.8 million in the quarter compared to $491.0 million last year, reflecting a $14.9 million, or 3.0%, organic sales increase and $2.9 million of favorable foreign currency translation. The organic gain is due to higher sales both in the U.S. and in the segment’s international operations.
Operating earnings of $115.1 million in the period compared to $116.7 million in 2025. The operating margin of 22.6% compared to 23.8% a year ago.
Repair Systems & Information Group segment sales of $480.3 million in the quarter compared to $468.6 million in 2025, reflecting a $3.2 million, or 0.7%, organic gain, $4.7 million of acquisition-related sales, and $3.8 million of favorable foreign currency translation. On an organic basis, increased sales of undercar equipment and of diagnostic and repair information products to independent repair shop owners and managers were partially offset by lower activity with OEM dealerships.
Operating earnings of $115.1 million in the period compared to $119.8 million in 2025. The operating margin of 24.0% compared to 25.6% last year.
Financial Services operating earnings of $67.5 million on revenue of $99.7 million in the quarter compared to operating earnings of $68.2 million on revenue of $101.7 million last year. Originations of $281.0 million in the second quarter represented a decrease of $12.0 million, or 4.1%, from 2025 levels.
Corporate expenses in the second quarter of $27.8 million compared to $24.3 million last year.

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Outlook
We believe that our markets and our operations possess and have demonstrated continuing and considerable resilience against the uncertainties of the current environment. Snap-on expects to make ongoing progress along its decisive runways for coherent growth, leveraging capabilities already proven in the automotive repair arena, developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure are high. In pursuit of these initiatives, we project that capital expenditures in 2026 will approximate $100 million, of which $44.3 million was incurred in the first six months of the year.
Snap-on currently anticipates that its full-year 2026 effective income tax rate will approximate 22%.
Conference Call and Webcast on July 23, 2026, at 9:00 a.m. Central Time
A discussion of this release will be webcast on Thursday, July 23, 2026, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.
Non-GAAP Measures
References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.
About Snap-on
Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans, as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.7 billion in 2025, and is headquartered in Kenosha, Wisconsin.

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Forward-looking Statements
Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 3, 2026, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.
# # #
For additional information, please visit www.snapon.com or contact:
Investors:                                Media:
Sara Verbsky                                Samuel Bottum
262/656-4869                                262/656-5793

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025

Net sales	$1,235.1	$1,179.4	$2,442.3	$2,320.5
Cost of goods sold	(599.9)	(583.9)	(1,198.8)	(1,146.5)
Gross profit	635.2	595.5	1,243.5	1,174.0
Operating expenses	(366.3)	(336.4)	(723.8)	(671.8)
Operating earnings before financial services	268.9	259.1	519.7	502.2

Financial services revenue	99.7	101.7	200.8	203.8
Financial services expenses	(32.2)	(33.5)	(65.3)	(65.3)
Operating earnings from financial services	67.5	68.2	135.5	138.5

Operating earnings	336.4	327.3	655.2	640.7
Interest expense	(12.3)	(12.3)	(24.7)	(24.7)
Other income (expense) – net	15.1	14.3	31.9	28.7
Earnings before income taxes	339.2	329.3	662.4	644.7
Income tax expense	(73.0)	(72.5)	(142.7)	(141.2)
Net earnings	266.2	256.8	519.7	503.5
Net earnings attributable to noncontrolling interests	(5.6)	(6.5)	(12.1)	(12.7)
Net earnings attributable to Snap-on Incorporated	$260.6	$250.3	$507.6	$490.8

Net earnings per share attributable to Snap-on Incorporated:
Basic	$5.04	$4.80	$9.80	$9.38
Diluted	4.96	4.72	9.65	9.24

Weighted-average shares outstanding:
Basic	51.7	52.2	51.8	52.3
Effect of dilutive securities	0.8	0.8	0.8	0.8
Diluted	52.5	53.0	52.6	53.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025
Net sales:
Commercial & Industrial Group	$395.8	$347.8	$776.8	$691.7
Snap-on Tools Group	508.8	491.0	994.8	953.9
Repair Systems & Information Group	480.3	468.6	965.6	944.5
Segment net sales	1,384.9	1,307.4	2,737.2	2,590.1
Intersegment eliminations	(149.8)	(128.0)	(294.9)	(269.6)
Total net sales	1,235.1	1,179.4	2,442.3	2,320.5
Financial Services revenue	99.7	101.7	200.8	203.8
Total revenues	$1,334.8	$1,281.1	$2,643.1	$2,524.3

Operating earnings:
Commercial & Industrial Group	$66.5	$46.9	$121.4	$100.1
Snap-on Tools Group	115.1	116.7	220.1	209.1
Repair Systems & Information Group	115.1	119.8	234.6	241.9
Financial Services	67.5	68.2	135.5	138.5
Segment operating earnings	364.2	351.6	711.6	689.6
Corporate	(27.8)	(24.3)	(56.4)	(48.9)
Operating earnings	336.4	327.3	655.2	640.7
Interest expense	(12.3)	(12.3)	(24.7)	(24.7)
Other income (expense) – net	15.1	14.3	31.9	28.7
Earnings before income taxes	$339.2	$329.3	$662.4	$644.7

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	July 4,	January 3,
	2026	2026
Assets
Cash and cash equivalents	$1,644.7	$1,624.5
Trade and other accounts receivable – net	942.2	881.4
Finance receivables – net	597.6	590.2
Contract receivables – net	121.1	130.0
Inventories – net	1,045.3	1,025.2
Prepaid expenses and other current assets	172.8	151.5
Total current assets	4,523.7	4,402.8

Property and equipment – net	560.4	552.3
Operating lease right-of-use assets	98.7	83.7
Deferred income tax assets	74.8	72.5
Long-term finance receivables – net	1,274.0	1,298.8
Long-term contract receivables – net	410.6	423.1
Goodwill	1,231.5	1,109.5
Other intangible assets – net	267.8	270.7
Pension assets	173.6	173.8
Other long-term assets	25.8	25.1
Total assets	$8,640.9	$8,412.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$317.0	$16.2
Accounts payable	267.4	229.1
Accrued benefits	53.2	64.7
Accrued compensation	78.0	77.2
Franchisee deposits	66.8	66.2
Other accrued liabilities	535.5	465.1
Total current liabilities	1,317.9	918.5

Long-term debt	887.0	1,186.4
Deferred income tax liabilities	98.1	87.0
Retiree health care benefits	16.6	17.7
Pension liabilities	77.8	85.7
Operating lease liabilities	75.3	61.8
Other long-term liabilities	101.9	98.4
Total liabilities	2,574.6	2,455.5

Equity
Shareholders' equity attributable to Snap-on Incorporated
Common stock	67.5	67.5
Additional paid-in capital	595.1	578.5
Retained earnings	8,391.1	8,137.5
Accumulated other comprehensive loss	(382.6)	(354.8)
Treasury stock at cost	(2,629.8)	(2,496.9)
Total shareholders' equity attributable to Snap-on Incorporated	6,041.3	5,931.8
Noncontrolling interests	25.0	25.0
Total equity	6,066.3	5,956.8
Total liabilities and equity	$8,640.9	$8,412.3

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended
	July 4,	June 28,
	2026	2025
Operating activities:
Net earnings	$266.2	$256.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	20.2	18.5
Amortization of other intangible assets	4.7	5.9
Provisions for losses on finance receivables	17.3	18.3
Provisions for losses on non-finance receivables	8.8	3.9
Stock-based compensation expense	9.4	8.5
Deferred income tax provision (benefit)	3.0	(3.6)
Gain on sales of assets	(0.1)	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(50.4)	21.3
Contract receivables	12.4	1.8
Inventories	(13.6)	(15.4)
Prepaid expenses and other assets	0.3	5.9
Accounts payable	2.6	(15.9)
Accrued and other liabilities	(9.3)	(68.8)
Net cash provided by operating activities	271.5	237.2

Investing activities:
Additions to finance receivables	(237.6)	(243.5)
Collections of finance receivables	219.2	217.1
Capital expenditures	(23.1)	(19.7)
Acquisitions of businesses, net of cash acquired	(154.0)	—
Disposals of property and equipment	0.4	0.5
Other	—	(0.4)
Net cash used by investing activities	(195.1)	(46.0)

Financing activities:
Net increase (decrease) in other short-term borrowings	1.7	(0.5)
Cash dividends paid	(126.4)	(111.8)
Purchases of treasury stock	(91.4)	(79.0)
Proceeds from stock purchase plans and stock option exercises	36.5	26.9
Other	(6.2)	(6.5)
Net cash used by financing activities	(185.8)	(170.9)

Effect of exchange rate changes on cash and cash equivalents	0.8	3.1
Increase (decrease) in cash and cash equivalents	(108.6)	23.4

Cash and cash equivalents at beginning of period	1,753.3	1,434.9
Cash and cash equivalents at end of period	$1,644.7	$1,458.3

Supplemental cash flow disclosures:
Cash paid for interest	$(8.5)	$(8.5)
Net cash paid for income taxes	(88.7)	(135.2)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Six Months Ended
	July 4,	June 28,
	2026	2025
Operating activities:
Net earnings	$519.7	$503.5
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	39.9	36.8
Amortization of other intangible assets	10.0	11.6
Provisions for losses on finance receivables	35.6	36.5
Provisions for losses on non-finance receivables	13.9	9.7
Stock-based compensation expense	16.2	13.0
Deferred income tax provision	6.8	0.1
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(67.5)	(12.1)
Contract receivables	18.9	4.7
Inventories	(10.6)	(18.4)
Prepaid expenses and other assets	(7.6)	(3.5)
Accounts payable	32.0	2.6
Accrued and other liabilities	32.9	(48.8)
Net cash provided by operating activities	640.2	535.7

Investing activities:
Additions to finance receivables	(456.0)	(462.4)
Collections of finance receivables	435.1	427.8
Capital expenditures	(44.3)	(42.6)
Acquisitions of businesses, net of cash acquired	(159.1)	—
Disposals of property and equipment	0.8	0.6
Other	(0.2)	(1.4)
Net cash used by investing activities	(223.7)	(78.0)

Financing activities:
Net increase in other short-term borrowings	2.1	4.0
Cash dividends paid	(253.2)	(224.0)
Purchases of treasury stock	(191.3)	(166.2)
Proceeds from stock purchase plans and stock option exercises	67.1	45.2
Other	(21.6)	(23.5)
Net cash used by financing activities	(396.9)	(364.5)

Effect of exchange rate changes on cash and cash equivalents	0.6	4.6
Increase in cash and cash equivalents	20.2	97.8

Cash and cash equivalents at beginning of year	1,624.5	1,360.5
Cash and cash equivalents at end of period	$1,644.7	$1,458.3

Supplemental cash flow disclosures:
Cash paid for interest	$(22.3)	$(22.1)
Net cash paid for income taxes	(108.1)	(155.0)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and Financial Services businesses.
The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostics, equipment products, software, and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025

Net sales	$1,235.1	$1,179.4	$—	$—
Cost of goods sold	(599.9)	(583.9)	—	—
Gross profit	635.2	595.5	—	—
Operating expenses	(366.3)	(336.4)	—	—
Operating earnings before financial services	268.9	259.1	—	—

Financial services revenue	—	—	99.7	101.7
Financial services expenses	—	—	(32.2)	(33.5)
Operating earnings from financial services	—	—	67.5	68.2

Operating earnings	268.9	259.1	67.5	68.2
Interest expense	(12.3)	(12.3)	—	—
Intersegment interest income (expense) – net	17.1	17.4	(17.1)	(17.4)
Other income (expense) – net	15.0	14.2	0.1	0.1
Earnings before income taxes and equity earnings	288.7	278.4	50.5	50.9
Income tax expense	(60.3)	(59.7)	(12.7)	(12.8)
Earnings before equity earnings	228.4	218.7	37.8	38.1
Financial services – net earnings attributable to Snap-on Incorporated	37.8	38.1	—	—
Net earnings	266.2	256.8	37.8	38.1
Net earnings attributable to noncontrolling interests	(5.6)	(6.5)	—	—
Net earnings attributable to Snap-on Incorporated	$260.6	$250.3	$37.8	$38.1

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025

Net sales	$2,442.3	$2,320.5	$—	$—
Cost of goods sold	(1,198.8)	(1,146.5)	—	—
Gross profit	1,243.5	1,174.0	—	—
Operating expenses	(723.8)	(671.8)	—	—
Operating earnings before financial services	519.7	502.2	—	—

Financial services revenue	—	—	200.8	203.8
Financial services expenses	—	—	(65.3)	(65.3)
Operating earnings from financial services	—	—	135.5	138.5

Operating earnings	519.7	502.2	135.5	138.5
Interest expense	(24.7)	(24.7)	—	—
Intersegment interest income (expense) – net	34.1	34.4	(34.1)	(34.4)
Other income (expense) – net	31.8	28.6	0.1	0.1
Earnings before income taxes and equity earnings	560.9	540.5	101.5	104.2
Income tax expense	(117.3)	(115.1)	(25.4)	(26.1)
Earnings before equity earnings	443.6	425.4	76.1	78.1
Financial services – net earnings attributable to Snap-on Incorporated	76.1	78.1	—	—
Net earnings	519.7	503.5	76.1	78.1
Net earnings attributable to noncontrolling interests	(12.1)	(12.7)	—	—
Net earnings attributable to Snap-on Incorporated	$507.6	$490.8	$76.1	$78.1

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	July 4,	January 3,	July 4,	January 3,
	2026	2026	2026	2026
Assets
Cash and cash equivalents	$1,644.2	$1,624.1	$0.5	$0.4
Intersegment receivables	13.0	20.3	—	—
Trade and other accounts receivable – net	940.7	880.2	1.5	1.2
Finance receivables – net	—	—	597.6	590.2
Contract receivables – net	4.8	4.9	116.3	125.1
Inventories – net	1,045.3	1,025.2	—	—
Prepaid expenses and other current assets	174.4	154.7	12.9	11.2
Total current assets	3,822.4	3,709.4	728.8	728.1

Property and equipment – net	557.6	549.8	2.8	2.5
Operating lease right-of-use assets	93.7	78.4	5.0	5.3
Investment in Financial Services	395.3	400.3	—	—
Deferred income tax assets	47.4	45.4	27.4	27.1
Intersegment long-term notes receivable	789.5	815.0	—	—
Long-term finance receivables – net	—	—	1,274.0	1,298.8
Long-term contract receivables – net	6.0	8.0	404.6	415.1
Goodwill	1,231.5	1,109.5	—	—
Other intangible assets – net	267.8	270.7	—	—
Pension assets	173.6	173.8	—	—
Other long-term assets	45.0	44.1	0.3	0.3
Total assets	$7,429.8	$7,204.4	$2,442.9	$2,477.2

Liabilities and Equity
Notes payable and current maturities of long-term debt	$17.2	$16.2	$299.8	$—
Accounts payable	267.0	227.6	0.4	1.5
Intersegment payables	—	—	13.0	20.3
Accrued benefits	53.1	64.6	0.1	0.1
Accrued compensation	75.6	74.2	2.4	3.0
Franchisee deposits	66.8	66.2	—	—
Other accrued liabilities	521.0	455.1	29.0	24.4
Total current liabilities	1,000.7	903.9	344.7	49.3

Long-term debt and intersegment long-term debt	—	—	1,676.5	2,001.4
Deferred income tax liabilities	98.1	87.0	—	—
Retiree health care benefits	16.6	17.7	—	—
Pension liabilities	77.8	85.7	—	—
Operating lease liabilities	69.9	56.3	5.4	5.5
Other long-term liabilities	100.4	97.0	21.0	20.7
Total liabilities	1,363.5	1,247.6	2,047.6	2,076.9

Total shareholders’ equity attributable to Snap-on Incorporated	6,041.3	5,931.8	395.3	400.3
Noncontrolling interests	25.0	25.0	—	—
Total equity	6,066.3	5,956.8	395.3	400.3
Total liabilities and equity	$7,429.8	$7,204.4	$2,442.9	$2,477.2

* Snap-on with Financial Services presented on the equity method.